Exhibit 99.1

 ClearOne, Inc. Reports First Quarter 2024 Financial Results

- Microphone revenue up 31% year over year-

-Revenue from Asia including India, the Middle East, and Australia up 18% year over year  -

-Sequential and Year-over-Year OpEx Reductions Reflect Continued Benefits of Cost Optimization Initiatives -

SALT LAKE CITY, UTAH – May 20, 2024 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three-month period ended March 31, 2024.

“Revenue declined 12.8% sequentially and 13% year over year, primarily due to a significant decrease in revenues from the audio conferencing category, which includes our DSP mixer products. The revenue decline was regionally concentrated, affecting the USA, Europe, and China when compared to 2023-Q1 revenues. We believe this revenue decline was primarily due to the cumulative impact of past production shortages. We have also faced sales headwinds from our products’ lack of Microsoft Teams certification, despite their longtime functional compatibility with this platform. Our work through early 2024 has focused on mitigating these impacts through maintaining consistent dialogues, product demonstrations, and feedback cycles with end users and channel partners, along with improving our visibility at key industry events.”

“In the first quarter, although overall revenue declined, there were some bright spots.” said Derek Graham, CEO of ClearOne. Revenue from our microphone products was up 4% sequentially and 31% year over year. Revenue from Asia, including India, the Middle East, and Australia was up 4.6% sequentially and 18% year over year. We also continued to make steady progress with our cost optimization efforts, reducing operating expenses by 2.7% sequentially and 7.8% year-over-year.”

Operational Highlights

  Launched the DIALOG® 20 USB wireless microphone system at Integrated Systems Europe (ISE) 2024, a major global audiovisual expo. ClearOne’s booth at ISE 2024 recorded a 319% increase in unique visitors compared to the number of unique visitors the Company’s booth recorded in 2023. The DIALOG® UVHF Wireless Microphone System also received AV Technology Magazine’s Best in Show award at ISE 2024, having previously garnered other notable industry awards in 2023.
  Announced a one-time special cash dividend of $0.50 per share of ClearOne common stock, payable on April 10, 2024 to shareholders of record on April 2, 2024.
  Regained compliance with NASDAQ’s minimum bid requirement.

Graham continued: “Moving into the second quarter, we are working to build on the revenue growth we have experienced in Asia including India and the Middle East, while working to win back our customers in other global regions, including the Americas, who have defected to competing audio conferencing brands due to our lack of product availability throughout much of 2023. Historically, we have seen a lag of several months between the time that our professional conferencing products are specified for a project and the date when those products are purchased and installed. Since our product availability was constrained through a significant part of Q4 2023, we believe our revenue could be impacted negatively by these market dynamics through much of Q2 2024.”

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Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q1 2024 revenue was $3.6 million, compared to $4.2 million in Q1 2023 and $4.2 million in Q4 2023. The 0% sequential decrease was driven by reduced demand all product categories except our cameras. We believe the flow of sales orders at the end of Q3 2023 slowed down considerably due to the cumulative impact of past product shortages. The year-over-year decrease was mainly due to sustained inventory sourcing and order fulfillment challenges for the Company’s core audio conferencing and beamforming microphone arrays as a result of delays in the transition of outsourced manufacturing from China to Singapore.

●	GAAP gross profit in Q1 2024 was $1.2 million, compared to $1.3 million in Q1 2023 and $1.6 million in Q4 2023. GAAP gross profit margin was 32% in Q1 2024, compared to 38% in Q4 2023 and 31% in Q1 2023. Gross profit margin improved by approximately 1% year-over-year due to reduced inventory obsolescence costs. Gross profit margin decreased by 13% sequentially due to increased administration and overhead costs as a percentage of revenue and change in the revenue mix of the products.

●	Operating expenses in Q1 2024 improved to $3.2 million, compared to $3.5 million in Q1 2023 and $3.3 million in Q4 2023. Non-GAAP operating expenses in Q1 2024 improved to $3.1 million compared to $3.2 million in Q4 2023 and $3.4 million in Q1 2023. The sequential and year-over-year decrease in non-GAAP operating expenses was mainly due to the continued benefits of the cost-cutting measures initiated in 2022.

●	GAAP net loss in Q1 2024 was $(1.9) million, or $(0.08) per share, compared to a net loss of $(0.8) million, or $(0.03) per share, in Q1 2023 and a net income of $2.6 million, or $0.11 per share, in Q4 2023. The year-over-year increase in net loss was primarily due to the aforementioned decrease in revenue and gross profit, partially offset by a decrease in operating expenses and increase in interest income. The sequential decrease in net loss was primarily due to one time receipt of cross licensing agreement.

●	Non-GAAP net loss in Q1 2024 was $(1.8) million, or $(0.07) per share, compared to a Non-GAAP net loss of $(2.0) million, or $(0.09) per share, in Q1 2023 and a Non-GAAP net loss of $(1.2) million, or $(0.05) per share, in Q4 2023. The year-over-year decrease in Non-GAAP net loss was driven by the aforementioned decrease in revenue and gross profit partially offset by a decrease in operating expenses and increase in interest income. The sequential increase in Non-GAAP net loss was primarily due to receipt of tax refund in Q4 2023.

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($ in 000, except per share)	Three months ended March 31,
	2024	2023	Change in % Favorable/(Adverse)
GAAP
Revenue	$3,622	$4,178	(13)
Gross profit	1,151	1,315	(12)
Operating expenses	3,229	3,504	8
Operating loss	(2,078)	(2,189)	5
Net loss	(1,898)	(832)	(128)
Diluted loss per share	(0.08)	(0.03)	(167)
Non-GAAP
Non-GAAP operating expenses	$3,095	$3,365	8
Non-GAAP operating loss	(1,942)	(2,048)	5
Non-GAAP net loss	(1,762)	(2,041)	14
Non-GAAP Adjusted EBITDA	(1,764)	(1,678)	(5)
Non-GAAP diluted loss per share	(0.07)	(0.09)	22

Balance Sheet Highlights

As of March 31, 2024, cash, cash equivalents and investments were $22.6 million, as compared with $22.2 million as of December 31, 2023.

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About ClearOne

ClearOne is a global company that designs, develops, and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2023 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K, and the Public Filings.

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 CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$18,544	$17,835
Current marketable securities	2,809	3,480
Patent cross license receivable	—	4,000
Receivables, net of allowance of $326	2,794	3,279
Inventories, net	11,434	10,625
Income tax receivable	27	36
Prepaid expenses and other assets	4,001	4,062
Total current assets	39,609	43,317
Long-term marketable securities	1,278	916
Long-term inventories, net	4,161	3,143
Property and equipment, net	542	530
Operating lease - right of use assets, net	898	990
Intangibles, net	1,615	1,689
Other assets	108	109
Total assets	$48,211	$50,694
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,733	$1,945
Dividends payable	14,496	—
Accrued liabilities	1,959	2,290
Deferred product revenue	26	30
Total current liabilities	18,214	4,265
Operating lease liability, net of current	574	665
Other long-term liabilities	1,079	1,079
Total liabilities	19,867	6,009

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 23,969,148 shares issued and outstanding	24	24
Additional paid-in capital	31,584	46,047
Accumulated other comprehensive loss	(290)	(310)
Accumulated deficit	(2,974)	(1,076)
Total shareholders' equity	28,344	44,685
Total liabilities and shareholders' equity	$48,211	$50,694

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CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Dollars in thousands, except per share amounts)

	Three months ended March 31,
	2024	2023
Revenue	$3,622	$4,178
Cost of goods sold	2,471	2,863
Gross profit	1,151	1,315

Operating expenses:
Sales and marketing	1,312	1,192
Research and product development	894	1,043
General and administrative	1,023	1,269
Total operating expenses	3,229	3,504

Operating loss	(2,078)	(2,189)

Interest expense	—	(292)
Other income, net	178	1,666

Loss before income taxes	(1,900)	(815)

Provision for income taxes	(2)	17

Net loss	$(1,898)	$(832)

Basic weighted average shares outstanding	23,969,148	23,955,767
Diluted weighted average shares outstanding	23,969,148	23,955,767

Basic loss per share	$(0.08)	$(0.03)
Diluted loss per share	$(0.08)	$(0.03)

Comprehensive loss:
Net loss	$(1,898)	$(832)
Unrealized loss on available-for-sale securities, net of tax	22	—
Change in foreign currency translation adjustment	(2)	5
Comprehensive loss	$(1,878)	$(827)

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CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2024	2023
GAAP operating loss	$(2,078)	$(2,189)
Stock-based compensation	26	23
Amortization of intangibles	110	118
Non-GAAP operating loss	$(1,942)	$(2,048)

GAAP net loss	$(1,898)	$(832)
Stock-based compensation	26	23
Amortization of intangibles	110	118
Other income adjustment	—	(1,350)
Non-GAAP net loss	$(1,762)	$(2,041)

GAAP net loss	$(1,898)	$(832)
Number of shares used in computing GAAP diluted loss per share	23,969,148	23,955,767
GAAP diluted loss per share	$(0.08)	$(0.03)
Non-GAAP net loss	$(1,762)	$(2,041)
Number of shares used in computing Non-GAAP diluted loss per share	23,969,148	23,955,767
Non-GAAP diluted loss per share	$(0.07)	$(0.09)

GAAP net loss	$(1,898)	$(832)
Stock-based compensation	26	23
Interest expense	—	292
Depreciation	—	54
Amortization of intangibles	110	118
Other income adjustment	—	(1,350)
Provision for (benefit from) income taxes	(2)	17
Non-GAAP Adjusted EBITDA	$(1,764)	$(1,678)

Investor Relations Contact:

Simon Brewer

385-426-0565

investor_relations@clearone.com

http://investors.clearone.com

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